UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 4, 2012

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, the Corporation entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) with Mr. Thomas W. Emrey, its Chief Financial Officer. Pursuant to the Amended Agreement, Mr. Emrey has a three-year employment term, which commenced on September 12, 2011, and is subject to successive one-year extensions unless the Corporation or Mr. Emrey provides a notice of non-renewal.  Mr. Emrey’s compensation under the Amended Agreement and his original employment offer letter, including base salary, eligible annual bonus, signing bonus and equity awards, remained unchanged, and consists of the following:

•                  $455,000 annual base salary;

•                  target level annual bonus at 75% of annual base salary;

•                  $125,000 signing bonus;

•                  options to purchase 30,000 shares of common stock; and

•                  10,000 restricted stock awards.

The other principal terms of the Amended Agreement are as follows:

The Amended Agreement provides that in the event of termination by the Corporation without “cause” or by Mr. Emrey for “good reason” prior to a “change in control,” he will be entitled to the following benefits:

•                  any accrued base salary through the date of termination;

•                  a lump sum payment equal to the sum of Mr. Emrey’s annual base salary, plus the average of his actual bonus attributable to the prior three years;

•                  continued insurance coverage for a maximum of 12 months;

•                  full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•                  full vesting of the 10,000 shares of unvested restricted stock that were granted upon hire in the event of termination by the Corporation without “cause” or by Mr. Emrey for “good reason” occurs on or prior to September 11, 2003;

•                  pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions;

•                  the right to exercise any vested stock options or SARs for up to 24 months; and

•                  up to $10,000 in outplacement assistance.

In the event of termination by the Corporation without “cause” or by Mr. Emrey for “good reason” within 24 months following a “change in control,” he will be entitled to the following benefits:

•                  any accrued base salary through the date of termination;

•                  a lump sum payment equal to two times the sum of Mr. Emrey’s salary, plus the average of his actual bonus attributable to the prior three years;

•                  a lump sum payment equal to his prorated bonus;

•                  continued insurance coverage for a maximum of 24 months;

•                  full vesting of any unvested stock options, SARs, and other equity-based awards;

•                  pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

•                  the right to exercise any vested stock options or stock appreciation rights for up to 24 months.

In the event of termination by the Corporation with “cause,” Mr. Emrey will be entitled to:

•                  any accrued and unpaid base salary through the date of termination;

•                  the reimbursement of properly documented reasonable business expenses incurred through the date of termination;

•                  any bonus amounts earned but not yet paid as may be payable pursuant to the terms of any written plans in which Mr. Emrey was a participant immediately prior to the effective date of the termination; and

•                  the ability to exercise his rights under COBRA at his expense.

The foregoing description is qualified in its entirety by the text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between DineEquity, Inc. and Thomas W. Emrey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2012	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel
Senior Vice President, Legal, General
Counsel and Secretary